Calculation of Filing Fee Tables
S-8
AIAI Holdings Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.001 per share	Other	1,174,686	$ 15.26	$ 17,925,708.36	0.0001381	$ 2,475.54
2	Equity	Common Stock, par value $0.001 per share	Other	4,825,314	$ 15.26	$ 73,634,291.64	0.0001381	$ 10,168.90
Total Offering Amounts:						$ 91,560,000.00		$ 12,644.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,644.44
Offering Note
[1]	This Registration Statement covers, in addition to the number of shares of the Registrant's Class A common stock ("Common Stock") stated above, such indeterminate number of any additional shares of Common Stock that may become issuable under the AIAI Holdings Corporation 2026 Equity Incentive Plan by reason of any stock split, stock dividend or similar transaction pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"). Represents shares of common stock available and reserved for issuance under the AIAI Holdings Corporation 2026 Equity Incentive Plan.

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based the determined price of $15.04 the Registrant's Common Stock. Represents shares of Common Stock underlying outstanding equity grants under the AIAI Holdings Corporation 2026 Equity Incentive Plan as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources